Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-231186 and 333-238304 on Form S-8 of our reports dated March 1, 2022, relating to the financial statements of Beyond Meat, Inc. and the effectiveness of Beyond Meat, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Los Angeles, California
March 1, 2022